                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

 [X] Preliminary proxy statement
 [ ] Definitive proxy statement
 [ ] Definitive additional materials
 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
 [ ] Confidential, for the use of the commission only (as permitted by Rule
     14a-6(e)(2))

                          TRANSWORLD HEALTHCARE, INC.
                (Name of Registrant as Specified In Its Charter)

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------

(5) Total fee paid:

-----------------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.

-----------------------------------------------------------------------------

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

-----------------------------------------------------------------------------

(1) Amount previously paid:

-----------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

-----------------------------------------------------------------------------

(3) Filing party:

-----------------------------------------------------------------------------

(4) Date filed:

-----------------------------------------------------------------------------

                                                             PRELIMINARY COPIES

                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

                                           , 1998

                            ------------------------

To the Shareholders of

 TRANSWORLD HEALTHCARE, INC.:

   NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of shareholders of Transworld HealthCare, Inc. (the "Company") will be held at
805 Third Avenue, New York, New York 10022, 20th Floor, on        , 1998, at
11:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

       I. To consider and vote upon a proposal to approve and adopt a Stock Purchase Agreement dated as of March 26, 1997, as amended (the "Purchase Agreement"), by and between the Company and Hyperion Partners II L.P., a Delaware limited partnership ("HPII"), pursuant to which the Company has agreed, among other things, to issue to HPII such number of shares of the Company's common stock, par value $.01 (the "Common Stock") determined by dividing the Agreed Value by the Agreed Price (as such terms are defined in the attached Proxy Statement), in consideration of the assignment and transfer to the Company by HPII of (i) $12,396,948 of face amount of accounts receivable originally owed by Health Management, Inc. ("HMI") to FoxMeyer Corporation and its subsidiaries and incurred on or before November 13, 1996, and assigned to HPII by California Golden State Finance Company pursuant to an Agreement of Transfer of Receivables dated November 19, 1996 (the "FoxMeyer Receivable"); (ii) $2,800,000 of face amount of accounts receivable originally owed by HMI to Bindley Western Industries, Inc. ("Bindley") and assigned to HPII by Bindley pursuant to a Purchase and Sale Agreement dated December 20, 1996 (the "Bindley Receivable"); and (iii) a $3,000,000 Subordinated Note dated March 31, 1995 originally issued by HMI Illinois, Inc. ("HMI Illinois") to Caremark Inc. ("Caremark"), together with a related Subordinated Continuing Guaranty originally issued by HMI to Caremark and $132,936 of face amount of accounts receivable originally owed by HMI and/or HMI Illinois to Caremark, all of which was assigned to HPII by Caremark pursuant to a Purchase and Sale Agreement dated December 23, 1996 (collectively, with the FoxMeyer Receivable and the Bindley Receivable, the "HMI Receivables").

       II. To consider and vote upon the approval of an amendment to Article Fourth of the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock from 32,000,000 to 42,000,000.

       III. To consider and vote upon the approval of an amendment to Article First of the Company's Restated Certificate of Incorporation, as amended, changing the name of the Company to "Transworld Healthcare, Inc."

       IV. To consider and vote upon the approval of an amendment to Article Second of the Company's Restated Certificate of Incorporation, as amended, to correct a typographical error in such Article.

       V. To transact such other business as may properly come before the Special Meeting and any and all adjournments thereof.

   Approval of Proposal I above is a condition to closing the Purchase Agreement. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Special

Meeting is required to approve Proposal I and the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve Proposals II, III and IV.

   The accompanying Proxy Statement and the Exhibits thereto, including the Purchase Agreement, forms a part of this Notice.

   The Board of Directors has fixed the close of business on          , 1998 as
the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

   You are requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Special Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Special Meeting. The prompt return of the proxy will be of assistance in preparing for the Special Meeting and your cooperation in this respect will be greatly appreciated.

                                            By Order of the Board of Directors


                                                    Gregory E. Marsella
                                                         Secretary

         , 1998

-------------------------------------------------------------------------------
                 YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                 PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                      PROXY AND MAIL IT PROMPTLY IN THE
                          ENCLOSED RETURN ENVELOPE.
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

INTRODUCTION ........................................................    1
 General ............................................................    2
VOTING RIGHTS AND VOTING SECURITIES .................................    2
 Voting at the Special Meeting ......................................    2
 Security Ownership of Certain Beneficial Owners and Management .....    2
THE PURCHASE AGREEMENT ..............................................    3
 General ............................................................    3
 Sale of the Shares .................................................    4
 Certain Required Consents ..........................................    4
 Use of Proceeds ....................................................    5
 Description of Registration Rights Agreement .......................    5
 Reasons for the Purchase Agreement .................................    5
 Effect of Proposal .................................................    6
INTEREST OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
 IN THE TRANSACTION .................................................    6
DESCRIPTION OF SECURITIES ...........................................    6
 General ............................................................    6
 Preferred Stock ....................................................    6
 Common Stock .......................................................    7
 The Company's Transfer Agent .......................................    7
PROPOSAL I: APPROVAL AND ADOPTION OF PURCHASE AGREEMENT .............    7
 Required Affirmative Vote ..........................................    7
PROPOSAL II: INCREASE IN AUTHORIZED CAPITAL STOCK ...................    7
 Background .........................................................    8
 Reasons for Proposal ...............................................    8
 Effect of Proposal .................................................    8
 Required Affirmative Vote ..........................................    9
PROPOSAL III: CHANGE IN COMPANY NAME ................................    9
 Reasons for Proposal ...............................................    9
 Required Affirmative Vote ..........................................    9
PROPOSAL IV: CORRECTION OF RESTATED CERTIFICATE OF INCORPORATION ....    9
 Reasons for Proposal ...............................................    9
 Required Affirmative Vote ..........................................    9
1997 SHAREHOLDER PROPOSALS ..........................................   10
OTHER MATTERS .......................................................   10
SOLICITATION OF PROXIES .............................................   10
PURCHASE AGREEMENT .... ........................................ EXHIBIT A

                                                             PRELIMINARY COPIES

                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                            PROXY STATEMENT FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON        , 1998

                            ------------------------

                                  INTRODUCTION

   This Proxy Statement and the accompanying proxy are being furnished to shareholders of Transworld HealthCare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Special Meeting of Shareholders to be held at 805 Third Avenue, New
York, New York, on         , 1998, at 11:00 a.m., and at any and all
adjournments thereof (the "Special Meeting"). The Company intends to mail to its shareholders definitive copies of this Proxy Statement and the
accompanying proxy on or about      , 1998.

   At the Special Meeting, shareholders of the Company as of the close of
business on         , 1998 (the "Record Date") will consider and vote upon
the following proposals: (i) Proposal I to approve and adopt a Stock Purchase Agreement dated as of March 26, 1997, as amended (the "Purchase Agreement"), by and between the Company and Hyperion Partners II L.P., a Delaware limited partnership ("HPII"), pursuant to which the Company has agreed, among other things, to issue to HPII such number of shares of the Company's common stock, par value $.01 (the "Common Stock") determined by dividing the Agreed Value (as defined herein) by the Agreed Price (as defined herein), in consideration of the assignment and transfer to the Company by HPII of (A) $12,396,948 of face amount of accounts receivable originally owed by Health Management, Inc. ("HMI") to FoxMeyer Corporation and its subsidiaries and incurred on or before November 13, 1996, and assigned to HPII by California Golden State Finance Company pursuant to an Agreement of Transfer of Receivables dated November 19, 1996 (the "FoxMeyer Receivable"); (B) $2,800,000 of face amount of accounts receivable originally owed by HMI to Bindley Western Industries, Inc. ("Bindley") and assigned to HPII by Bindley pursuant to a Purchase and Sale Agreement dated December 20, 1996 (the "Bindley Receivable"); and (C) a $3,000,000 Subordinated Note dated March 31, 1995 originally issued by HMI Illinois, Inc. ("HMI Illinois") to Caremark, Inc. ("Caremark"), together with a related Subordinated Continuing Guaranty originally issued by HMI to Caremark and $132,936 of face amount of accounts receivable originally owed by HMI and/or HMI Illinois to Caremark, all of which was assigned to HPII by Caremark pursuant to a Purchase and Sale Agreement dated December 23, 1996 (the "Caremark Receivable" and, collectively with the FoxMeyer Receivable and the Bindley Receivable, the "HMI Receivables"); (ii) Proposal II to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock from 32,000,000 to 42,000,000; (iii) Proposal III to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, changing the name of the Company from "Transworld HealthCare, Inc." to "Transworld Healthcare, Inc."; and (iv) Proposal IV to approve an amendment to the Company's Restated Certificate of Incorporation, as amended to correct a typographical error contained in Article Second.

   Approval of Proposal I is a condition to closing the Purchase Agreement.

   APPROVAL OF PROPOSAL I REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING.

   APPROVAL OF PROPOSALS II, III AND IV REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK.

GENERAL

   The enclosed proxy provides that each shareholder may specify that his or her shares be voted "for," "against" or "abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Special Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals.

   Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Special Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Special Meeting will not be treated as present for purposes of determining a quorum for the Special Meeting unless they are voted by the broker on at least one matter on the agenda. Such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy.

   Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Special Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

   Whether or not you attend the Special Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Special Meeting only if the holder is represented by proxy or is present.

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE SPECIAL MEETING

   The Board of Directors has fixed the close of business on         , 1998
as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting or any and all adjournments thereof. On the Record Date, the Company
had     shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each shareholder of Common Stock will be entitled to one vote per share, either in person or by proxy, on each matter presented to the shareholders of the Company at the Special Meeting. The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Special Meeting constitute a quorum at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of the Record Date, by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each of the Company's "named executive officers" as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act") except as otherwise indicated in this table; and (iv) all directors and executive officers of the Company as a group (8 persons).


                                          NUMBERS OF SHARES
                                             BENEFICIALLY        PERCENTAGE
                 NAME                           OWNED        BENEFICIALLY OWNED
                 ----                           -----        ------------------

Timothy M. Aitken(1) ....................        233,333             1.4%
Robert W. Fine(2) .......................        158,388                *
Wayne A. Palladino ......................         89,190                *
Scott A. Shay(3) ........................     12,415,333            64.4%

                                          NUMBERS OF SHARES
                                             BENEFICIALLY        PERCENTAGE
                 NAME                           OWNED        BENEFICIALLY OWNED
                 ----                           -----        ------------------

Lewis Ranieri(3) ........................     12,415,333            64.4%
Hyperion Partners II L.P.(4) ............     12,415,333            64.4%
Hyperion TW Fund L.P(5). ................     12,415,333            64.4%
All executive officers and directors
 as a group (8 persons)(4)(6)............     13,000,517            66.0%

--------------
*    Less than one percent.

     The above table does not include any shares of Common Stock which may be beneficially owned by Gene Berger and Michael Garippa, who resigned as the Executive Vice President and Vice President of the Company, respectively, effective October 31, and June 27, 1997, respectively.

(1) Includes 233,333 shares subject to options exercisable within 60 days from the Record Date.

(2) Includes 115,000 shares subject to options exercisable within 60 days from the Record Date. Mr. Fine has indicated his intention to resign as a Director, President and Chief Operating Officer of the Company upon finalization of severence arrangements with the Company.

(3) Includes 5,298,877 shares of Common Stock and the 3,000,000 shares of Common Stock underlying the common stock warrants (the "Warrants") which HPII has purchased and 4,116,456 shares of Common Stock which Hyperion TW Fund L.P. (the "Fund") has purchased (HPII and the Fund are affiliates of Messrs. Ranieri and Shay) and as to which Messrs. Ranieri and Shay disclaim beneficial ownership except to the extent of their respective pecuniary interest therein. Excludes any shares of Common Stock to be issued pursuant to the Purchase Agreement. The business address of Messrs. Ranieri and Shay is 50 Charles Lindbergh Parkway, Uniondale, New York 11553.

(4)  Includes 4,116,456 shares of Common Stock which the Fund (an affiliate of
     HPII) has purchased and as to which HPII disclaims beneficial ownership and 3,000,000 shares subject to the Warrants exercisable within 60 days from the Record Date. The address of HPII is 50 Charles Lindbergh Parkway, Uniondale, New York 11553. Excludes any shares of Common Stock to be issued pursuant to the Purchase Agreement.

(5) Includes 5,298,877 shares of Common Stock and 3,000,000 shares subject to the Warrants which HPII (an affiliate of the Fund) has purchased and as to which the Fund disclaims beneficial ownership. The address of the Fund is 50 Charles Lindbergh Parkway, Uniondale, New York 11553. Excludes any shares of Common Stock to be issued pursuant to the Purchase Agreement.

(6) Includes all shares held by Messrs. Aitken, Fine, Palladino, Ranieri, Shay and three other executive officers, and those shares subject to options held by such individuals exercisable within 60 days from the Record Date.

                             THE PURCHASE AGREEMENT

   The following is a brief summary of certain provisions of the Purchase Agreement, as amended, and the Registration Rights Agreement (as defined herein) to which the Shares are subject. A copy of the Purchase Agreement, as amended, is annexed to this Proxy Statement as Exhibit A and is incorporated herein by reference. A form of the Registration Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company's 1995 Annual Report on Form 10-K. The following summary is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement.

GENERAL

   On March 26, 1997, the Company entered into the Purchase Agreement, with HPII, pursuant to which HPII and the Company agreed, that subject to the conditions stated in the Purchase Agreement (including receipt of shareholder approval of Proposal I at the Special Meeting), the Company would issue 1,234,176 shares of Common Stock to HPII in exchange for the FoxMeyer Receivable and the Bindley Receivables.

   In connection with a refocusing of the Company's business objectives (which included the sale of the assets of HMI to Stadtlander Drug Co. Inc. ("Stadtlander")), effective as of August 14, 1997, the Company and HPII amended the Purchase Agreement to provide that at the closing of the Purchase Agreement (i) in addition to the FoxMeyer Receivable and the Bindley Receivable, HPII would transfer to the Company the Caremark Receivable and
(ii) in lieu of a fixed number of shares of Common Stock (i.e., 1,234,176 shares), the Company would deliver to HPII a number of shares of Common Stock (the "Shares") determined by dividing the Agreed Value (as defined herein) by the Agreed Price (as defined herein).

   For purposes of the Purchase Agreement, (A) "Agreed Value" means the sum of the following amounts: (i) $4 million, plus (ii) 10% of the first $20 million of Net Recovery, plus (iii) 30% of the next $10 million of Net Recovery, plus (iv) 50% of any amount of Net Recovery in excess of $30 million; (B) "Net Recovery" means the amount realized or recovered by the Company on or after September 1, 1997 on or in respect of (i) any indebtedness owed by HMI and/or its subsidiaries to the Company; (ii) any investment made by the Company in HMI and/or its subsidiaries; and (iii) the HMI Receivables (including, without limitation, by reason of any claims against third parties relating to the purchase of any of the foregoing), net of (x) the merger consideration paid by the Company to acquire HMI and (y) all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such realization or recovery; Net Recovery does not include any tax benefit to the Company from the net loss on its equity and debt investments in HMI; and (C) "Agreed Price" means the lesser of $7 5/8 and the closing price of the Common Stock of the Company on the last trading day prior to the closing of the Purchase Agreement.

   The Purchase Agreement also provides that if at any time or from time to time subsequent to the closing the Company realizes a further Net Recovery, then the number of Shares will be recalculated and the Company will promptly deliver to HPII one or more additional certificates representing the number of additional shares of Common Stock resulting from such recalculation.

   On October 1, 1997 the Company's wholly-owned subsidiary, IMH Acquisition Corp., completed its previously announced merger with HMI and HMI became a wholly owned subsidiary of the Company. Concurrently with the closing of the merger, the Company also completed the previously reported sale of substantially all the assets of HMI to Stadtlander, a subsidiary of Counsel Corporation.

   APPROVAL OF THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE PURCHASE AGREEMENT (THE "TRANSACTION") IS THE SUBJECT OF PROPOSAL I TO BE VOTED ON AT THE SPECIAL MEETING.

SALE OF THE SHARES

   Subject to the terms of the Purchase Agreement, and promptly following the completion of the Special Meeting if Proposal I is approved, HPII will purchase the Shares from the Company at the closing (the "Closing") in consideration of the assignment of the HMI Receivables. In addition to approval of Proposal I at the Special Meeting, the consummation of the Closing is subject to a number of stated conditions.

   Included among the stated conditions for the Closing are that the representations and warranties of the Company contained in the Purchase Agreement are true in all material respects, that the Company has complied with and performed in all material respects its agreements to be performed at or prior to the Closing, that all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired (which has occurred) and that various closing documents shall have been executed and delivered by the Company.

CERTAIN REQUIRED CONSENTS

   The Company's Common Stock and Public Warrants (as defined herein) are traded on the Nasdaq National Market (the "NASDAQ/NM"). Among the NASDAQ/NM rules applicable to the Company, the Company is required to obtain shareholder approval prior to the issuance of Common Stock in connection with the acquisition of the assets of another company if any director, officer or substantial shareholder of the Company has a 5% or greater interest, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Since HPII is a "substantial shareholder" of the Company under applicable NASDAQ/NM rules and it owns 100% of the HMI Receivables, the NASDAQ/NM rules require that the Transaction receive the prior approval of the shareholders of the Company, which approval is being sought at the Special Meeting as Proposal I.

USE OF PROCEEDS

   The Company will not receive any cash proceeds from the issuance of the Shares, but will receive the HMI Receivables. The aggregate face amount of the HMI Receivables is $18,329,884. The purchase price paid by HPII for the HMI Receivables was $11,276,105. As of the Record Date assuming the Agreed Value is $7,500,000 (based upon estimates by the Company thereof) and the Agreed Price is $7 5/8, the Company will issue to HPII 983,607 shares of Common Stock. Accordingly, under such circumstances, the Company would be acquiring the HMI Receivables at a discount of approximately $10,829,884 from their original face amount and a discount of $3,776,105 from HPII's purchase price, and HPII would realize a loss of approximately $3,776,105 in connection with the Transaction. Insofar as the exact number of Shares to be issued to HPII is predicated upon events which will in all likelihood not have occurred by the date of the Special Meeting, the Company is unable to state with certainty the exact number of Shares which may be issued to HPII.

   Messrs. Ranieri and Shay are members of the Company's Board of Directors. Mr. Ranieri also is chairman and president, and Mr. Shay is the executive vice president and both are shareholders and directors of Hyperion Funding II Corp., the general partner of Hyperion Ventures II L.P. ("HVII"), the general partner of HPII. Messrs. Ranieri and Shay have various other economic interests in HPII. See "Interest of Officers, Directors and Principal Shareholders in the Transaction."

DESCRIPTION OF REGISTRATION RIGHTS AGREEMENT

   In connection with the Purchase Agreement, the Company and HPII have acknowledged that the Shares constitute "Registrable Securities" under the registration rights agreement between the Company and HPII dated May 29, 1996 (the "Registration Rights Agreement"). Set forth below is a summary of the Registration Rights Agreement, which is qualified in its entirety by reference to such agreement. A form of the Registration Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company's 1995 Annual Report on Form 10-K.

   The Registration Rights Agreement provides that, holders of at least 50% of the Registrable Securities (which must include HPII or one of its partners in any event) have the right to demand that the Company register the requesting parties' Registrable Securities together with all Registrable Securities of any other holder of Registrable Securities which indicates, after receipt of notice from the Company, that such holder wishes to have its Registrable Securities registered at such time. The Company is obligated to use its best efforts to effect such registration as soon as practicable, but in any event within sixty (60) days, after receipt of the initial request. The Company has the right, which can be utilized once in any given twelve
(12) month period, to defer a demand registration for a period of ninety (90) days after receipt of a request therefor if the Board of Directors determines that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction. All expenses of effecting a demand registration, other than underwriting discounts and commissions, will be borne by the Company.

   The Registration Rights Agreement also grants to the holders of Registrable Securities certain "piggyback" rights to have Registrable Securities included in a registration statement to be filed by the Company for either its own benefit or for the registration of securities for the account of other shareholders of the Company. The Company will bear all expenses, other than underwriting discounts and commissions, in connection with any such "piggyback" registration.

   The Company is also obligated in connection with any registration under the Registration Rights Agreement to utilize its best efforts to qualify the sale of such Registrable Securities under the "blue sky" laws of such states or jurisdictions as are reasonably requested by the holders of such Registrable Securities and, in general, to use its best efforts to complete the registration of such securities.

REASONS FOR THE PURCHASE AGREEMENT

   In connection with the Company's original plan to acquire, operate and enhance HMI's businesses, the Company believed it would be advantageous to acquire certain trade payables of HMI that HPII had accumulated with the Company's approval in exchange for Common Stock of the Company. Accordingly, the Company and HPII originally entered into the Purchase Agreement in March 1997, which then provided for the transfer to the Company of only the FoxMeyer Receivable and the Bindley Receivable, having an aggregate face amount of $15,196,948, for 1,234,176 shares of Common Stock. Subsequently, and as part of the refocusing of the Company's business objectives (which included the sale of substantially all of HMI's assets), the Company concluded, and HPII agreed, that it would be appropriate to amend the Purchase Agreement to include the Caremark Receivable, and to tie the amount paid by the Company for the HMI Receivables to the amounts actually realized by the Company from the disposition of the HMI assets. Accordingly, the Purchase Agreement was amended.

EFFECT OF PROPOSAL

   The issuance of the Shares may have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock. After giving effect to the Transaction, assuming the issuance of Shares under the circumstances described under "Use of Proceeds", the aggregate number of shares of Common Stock represented by the Shares would be 983,607 or
approximately   % of the issued and outstanding shares of Common Stock on a fully diluted basis as of the Record Date as computed in accordance with generally accepted accounting principles.

                      INTEREST OF OFFICERS, DIRECTORS AND
                   PRINCIPAL SHAREHOLDERS IN THE TRANSACTION

   The HMI Receivables were purchased by HPII in three separate transactions during the period from November 13, 1996 through December 23, 1996 for an aggregate purchase price of $11,276,105. Accordingly, and assuming the Shares issued to HPII are valued at $7,500,000, HPII, a principal shareholder of the Company, will realize a loss of $3,776,105 on the transfer of the HMI Receivables to the Company, representing the difference between HPII's purchase price of $11,276,105 and the assumed sale price of $7,500,000. As noted above, the actual amount of HPII's loss on the Transaction will depend upon the final "Agreed Price" and "Agreed Value."

   HPII owns as of the Record Date 5,298,877 shares (or approximately % of the Company's outstanding shares of Common Stock) and warrants to purchase an additional 3,000,000 shares and the Fund owns as of the Record Date 4,116,456
shares (or approximately    % of the Company's outstanding shares of Common
Stock). As a result, HPII and the Fund have voting power sufficient to approve Proposal I regardless of the vote of any other stockholders of the Company entitled to vote on Proposal I at the Special Meeting.

   Messrs. Ranieri and Shay are members of the Company's Board of Directors.

   As of the Record Date, other than as indicated under "Voting Rights and Voting Securities -- Security Ownership of Certain Beneficial Owners and Management," no executive officers or directors of the Company beneficially owned any outstanding shares of the Company's Common Stock.

                           DESCRIPTION OF SECURITIES

GENERAL

   The Company's authorized capital stock currently consists of 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the Record Date, there were shares of Common Stock issued and outstanding (held by approximately holders or record) and no shares of Preferred Stock issued or outstanding.

   The Common Stock is quoted on the NASDAQ/NM under the symbol "TWHH."

PREFERRED STOCK

   The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Preferred Stock. Holders of any series of Preferred Stock, when and if issued, may have priority claims to dividends and to any distributions upon liquidation of the Company, and other preferences over the holders of the Common Stock.

   The Board of Directors may issue a series of Preferred Stock without action by the shareholders of the Company. The issuance of Preferred Stock may adversely affect the rights of the holders of the Common Stock. For example, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the shareholders. In addition, the issuance of Preferred Stock may dilute the voting power of holders of Common Stock (such as by issuing Preferred Stock with supervoting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interests. The Company has no current plans to issue any of the Preferred Stock.

COMMON STOCK

   Each share of Common Stock entitles the holder thereof to one vote. Holders of the Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Common Stock in the Company's Restated Certificate of Incorporation. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

THE COMPANY'S TRANSFER AGENT

   The Company's transfer agent for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                      PROPOSAL I: APPROVAL AND ADOPTION OF
                               PURCHASE AGREEMENT

   The members of the Board of Directors who are not affiliated with HPII (the "Non-HPII Directors") ratified the Purchase Agreement on April 1, 1997 and September 13, 1997. Neither Scott A. Shay nor Lewis S. Ranieri (being the Directors affiliated with HPII) voted on the approval of the Purchase Agreement. The purchase price set forth in the Purchase Agreement was determined by negotiation between HPII and the Non-HPII Directors.

   The Non-HPII Directors propose that the Purchase Agreement be approved and adopted.

REQUIRED AFFIRMATIVE VOTE

   Approval of Proposal I to adopt the Purchase Agreement requires the affirmative vote of holders of a majority of the Common Stock represented in person or by proxy at the Special Meeting.

THE NON-HPII DIRECTORS BELIEVE THAT PROPOSAL I IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT.

               PROPOSAL II: INCREASE IN AUTHORIZED CAPITAL STOCK

   The Board of Directors proposes that the Company's Restated Certificate of Incorporation be further amended to increase the Company's authorized capital stock from 32,000,000 shares to 42,000,000 shares.

BACKGROUND

   The authorized capital stock of the Company currently consists of 30,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As
of the Record Date, there were     shares of Common Stock issued and
outstanding and no shares of Preferred Stock issued and outstanding. The Company also has reserved for issuance (i) 3,000,000 shares of Common Stock issuable upon the exercise of options which may be granted under the Company's 1992 Stock Option Plan, (ii) 306,681 shares of Common Stock issuable upon exercise of outstanding options and warrants, (iii) 3,000,000 shares of Common Stock issuable upon exercise of the warrants held by HPII, and (iv) 100,000 shares of Common Stock issuable upon the exercise of options which may be granted under the Company's 1997 Option Plan for Non-Employee Directors. See "Description of Securities."

REASONS FOR PROPOSAL

   The Company proposes to increase its authorized capital in order to have additional shares of Common Stock available for issuance. The amendment, if adopted, will increase the number of authorized shares of Common Stock from 30,000,000 to 40,000,000 shares and will have no effect on the number of shares of Preferred Stock currently authorized. The Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of Common Stock at this time. An increase in the number of shares of authorized capital stock will allow the Company to issue additional shares of Common Stock, as the need may arise, to take advantage of market conditions and the availability of favorable acquisition opportunities without the delay and expense associated with holding a special meeting of the shareholders at the time additional shares are needed. If the Company is left with a limited number of authorized and unissued shares of Common Stock it could adversely affect the Company's ability to respond to favorable business growth opportunities, such as acquisitions desired by the Company. The timing of the actual issuance of additional shares will depend on market conditions, the specific purpose for which the Common Stock is to be issued and other similar factors.

   On November 24, 1997, the Board of Directors unanimously approved the amendment to Article Fourth of the Restated Certificate of Incorporation, as amended, increasing the Company's authorized capital stock from 32,000,000 shares to 42,000,000 shares.

EFFECT OF PROPOSAL

   If the amendment is approved, the Company thereafter would have
approximately    shares of Common Stock authorized, unissued and unreserved.
The increased number of authorized shares of Common Stock will be available for issuance from time to time, for such purposes and consideration, and on such terms as the Board of Directors may approve and no further vote of the shareholders of the Company will be required except as provided under the Business Corporation Laws of the State of New York and the NASDAQ/NM. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of Common Stock do not have preemptive rights to subscribe for additional shares which may be issued by the Company.

   The issuance of additional shares by the Company may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions such as a merger or removal of management. Accordingly, this proposal, if approved, could, if additional shares are issued, strengthen the position of management and might render it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other business combination directed at the Company which if shareholders were offered a premium over the market value of their shares, might be viewed as beneficial to shareholders of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company. Moreover, the Company has no present plans or intentions to utilize the additional shares of Common Stock as an anti-takeover device.

REQUIRED AFFIRMATIVE VOTE

   Approval of the amendment to Article Fourth of the Company's Restated Certificate of Incorporation, as amended, increasing the authorized capital stock from 32,000,000 shares to 42,000,000 shares, requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

   THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

                      PROPOSAL III: CHANGE IN COMPANY NAME

   The Board of Directors proposes that the Company's Restated Certificate of Incorporation be further amended to change the Company's name from "Transworld HealthCare, Inc." to "Transworld Healthcare, Inc."

REASONS FOR PROPOSAL

   The Board of Directors believe that it would be in the best interests of the Company to avoid confusion by conforming the actual name of the Company to the manner in which it is most frequently used by third parties in business communications and correspondence.

   On November 24, 1997, the Board of Directors unanimously approved an amendment to the Restated Certificate of Incorporation, as amended, changing the Company's name from "Transworld HealthCare, Inc." to "Transworld Healthcare, Inc."

REQUIRED AFFIRMATIVE VOTE

   Approval of the amendment to Article First of the Company's Restated Certificate of Incorporation, as amended, changing the Company's name from "Transworld HealthCare, Inc." to "Transworld Healthcare, Inc." requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

   THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO ARTICLE FIRST OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

        PROPOSAL IV: CORRECTION OF RESTATED CERTIFICATE OF INCORPORATION

   The Board of Directors proposes that the Company's Restated Certificate of Incorporation be further amended to correct a typographical error recently discovered in Article Second thereof.

REASONS FOR PROPOSAL

   The Board of Directors believes that it would be in the best interests of the Company to correct the typographical error contained in Article Second at the same time other corrective action is being taken concerning the Restated Certificate of Incorporation.

   On November 24, 1997, the Board of Directors unanimously approved an amendment to the Restated Certificate of Incorporation, as amended, adding to the end of Article Second the following text "without such consent or approval first being obtained."

REQUIRED AFFIRMATIVE VOTE

   Approval of the amendment to Article Second of the Company's Restated Certificate of Incorporation, as amended, correcting the aforesaid typographical error requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

   THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO ARTICLE SECOND OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

                           1997 SHAREHOLDER PROPOSALS

   In order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's 1997 Proxy Statement, they must have been received by the Company at its principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn:
Secretary), prior to November 1, 1997. As of November 1, 1997, no such proposals were received.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are to be presented for consideration at the Special Meeting. Should any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

   Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its shareholders in connection with the Special Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                                            Gregory E. Marsella
                                                 Secretary

         , 1998

                                   EXHIBIT A

                            STOCK PURCHASE AGREEMENT

   This Stock Purchase Agreement (this "Agreement") is made as of the 26th day of March, 1997 by and between Transworld Home HealthCare, Inc., a New York corporation (the "Company"), and Hyperion Partners II L.P., a Delaware limited partnership (the "Investor").

   THE PARTIES HEREBY AGREE AS FOLLOWS:

   1. Purchase and Sale of Shares.

      1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investor agrees to purchase and the Company agrees to sell and issue to the Investor 1,234,176 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). As full payment for the Shares, the Investor agrees to assign and transfer to the Company, without recourse and without representation or warranty (except as expressly set forth herein), the following:

         (a) $12,396,948 of face amount of accounts receivable originally owed by Health Management, Inc. ("HMI") to FoxMeyer Corporation and its subsidiaries and incurred on or before November 13, 1996, and assigned to the Investor by California Golden State Finance Company pursuant to an Agreement of Transfer of Receivables dated November 19, 1996, a copy of which has been provided to the Company, together with any rights of the Investor under such Agreement that are assignable (the "FoxMeyer Receivable"); and

         (b) $2,800,000 of face amount of accounts receivable originally owed by HMI to Bindley Western Industries, Inc. ("Bindley") and assigned to the Investor by Bindley pursuant to a Purchase and Sale Agreement dated December 20, 1996, a copy of which has been provided to the Company, together with any rights of the Investor under such Agreement that are assignable (the "Bindley Receivable" and, together with the FoxMeyer Receivable, the "HMI Receivables").

      1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, within 15 days following the satisfaction of the conditions set forth in Sections 4 and 5, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, in addition to satisfying the other conditions set forth herein, the Company shall deliver to the Investor one or more certificates representing the Shares, against delivery to the Company by the Investor of a duly executed instrument assigning the HMI Receivables to the Company.

   2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Investor that:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to own, lease, license and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

      2.2 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Shares has been taken, except for the approval of the shareholders of the Company which is required by Rule 4460(i) (1) (C) (i) of the National Association of Securities Dealers, Inc. (the "NASD") for continued trading of the Company's securities on the National Association of Securities Dealers Automated Quotation/National Market System ("Shareholder Approval"). This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      2.3 Valid Issuance of Shares.

      (a) The Shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, (i) will be duly and validly issued and fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, (iii) will be issued in compliance with all applicable federal and state securities laws, and (iv) will not be issued in violation of any preemptive rights of shareholders. The Shares have been duly and validly reserved for issuance.

      (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

      2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement except for
   (i) filing with the Securities and Exchange Commission on Form 10-C; (ii) Shareholder Approval; and (iii) such filings as have been made.

      2.5 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation of, or be in conflict with, or constitute, with or without the passage of time or the giving of notice or both, a default under, any provision of the Company's certificate of incorporation, as amended, or bylaws, as amended, or any judgment, order, writ or decree, or any contract, agreement or instrument, or require any consent, waiver or approval thereunder, or give rise to a right to terminate or accelerate the performance required thereby, or constitute an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

      2.6 Registration Rights Agreement. The Shares are "Registrable Securities" as that term is used in the Registration Rights Agreement dated as of May 29, 1996 between the Company and the Investor (the "Registration Rights Agreement"), and are entitled to all of the benefits of the Registration Rights Agreement, except that the Investor may not require the Company to effect the registration of the Shares prior to the first anniversary of the date of this Agreement.

      2.7 SEC Documents. The Company has provided the Investor with copies of its Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (collectively, the "SEC Documents"), each as filed with the Securities and Exchange Commission. On the date of their respective filings, such SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      2.8 Financial Statements. The Company has delivered to the Investor its audited consolidated financial statements (consolidated balance sheet and consolidated statements of operations, changes in stockholders' equity and cash flows) at October 31, 1996 and for the year then ended and its unaudited financial statements (consolidated balance sheet and consolidated statement of operations and cash flows) at January 31, 1997 and for the three-month period then ended (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately describe the financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which will not in the aggregate be material.

      2.9 No Material Adverse Changes. Except as disclosed in the SEC Documents (and, to the extent the following representation relates to HMI, except as previously disclosed to the Investor), since January 31, 1997, there has been no material adverse change in the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries and the Company has no knowledge of any event which is likely to result in any such change. To the extent the foregoing representation relates to HMI, it is being made to the best knowledge of the Company.

      2.10 Disclosure. The Company has fully provided the Investor or its counsel with all the information which the Investor has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

   3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

      3.1 Authorization. The Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered and constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      3.2 Purchase Entirely for Own Account. The Shares to be purchased by the Investor will be acquired for investment for its own account, and, except as contemplated by the Registration Rights Agreement or otherwise in accordance with applicable securities laws, not with a view to the resale or distribution of any part thereof and without the present intention of selling, granting any participation in, or otherwise distributing the same.

      3.3 Investment Experience. The Investor can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

      3.4 Restricted Securities. The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.5 Legends. The Investor understands that the certificates evidencing the Shares will bear the following legend:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

      The Shares shall not be required to bear such legend if an opinion of counsel reasonably satisfactory to the Company is delivered to the Company to the effect that neither the legend nor the restrictions on transfer contained in this Agreement are required to insure compliance with the Act.

   Whenever, pursuant to the preceding sentence, any certificate for any of the Shares is no longer required to bear the foregoing legend, the Company may, and if requested by the holder thereof, shall, issue to the holder, at the Company's expense, a new certificate not bearing the foregoing legend.

      3.6 Ownership of HMI Receivables. The Investor owns and has good title to the HMI Receivables, free and clear of all liens, claims, security interests and encumbrances.

   4. Conditions to the Investor's Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

      4.2 Performance. The Company shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

      4.3 Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.5, 4.8,
   4.10 and 4.11 have been fulfilled.

      4.4 Qualifications: Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. No federal, state or local regulatory or other governmental authority shall have taken any action or issued any statement, written or oral, to the effect that the transactions contemplated to be taken at the Closing may not be consummated as currently structured, which action or statement, in the reasonable judgment of the Investor, makes proceeding with the transactions contemplated by this Agreement inadvisable. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

      4.5 Consents and Coordination. All third party consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

      4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      4.7 Opinion of Company Counsel. Baer, Marks & Upham LLP, counsel for the Company, shall have delivered an opinion which is addressed to the Investor, dated as of the Closing and substantially in the form delivered pursuant to the Unit Purchase Agreement dated as of November 20, 1995 between the Company and the Investor (the "Unit Purchase Agreement").

      4.8 Banks Waiver and Consent. The Company shall have received, in form and substance satisfactory to the Investor, (i) the waiver of the lenders (the "Banks") party to the Credit Agreement dated as of July 31, 1996, as amended (the "Credit Agreement") among the Company, the Banks and Bankers Trust Company, as Agent, of any right the Banks may have to the proceeds of the transactions contemplated hereby to prepay outstanding indebtedness of the Company under the Credit Agreement, (ii) the consent of the Banks to the issuance and sale of the Shares and waiver of any events of default caused in connection therewith, and (iii) such other consents and waivers of the Banks as may be required in connection with the transactions hereunder.

      4.9 Hart-Scott-Rodino. Any applicable waiting periods in respect of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired at or prior to the Closing.

      4.10 Shareholder Meeting. A special or annual meeting of shareholders of the Company (the "Shareholder Meeting") shall have been duly called and held at which meeting the shareholders of the Company shall have had an opportunity to vote on a proposal to approve this Agreement and the transactions contemplated hereby and at the Shareholder Meeting, Shareholder Approval shall have been obtained.

      4.11 Paribas Consent. The Company shall have received, in form and substance satisfactory to the Investor, the consent of Paribas Principal, Inc. to this Agreement and the Registration Rights Agreement.

   5. Conditions to the Company's Obligations at the Closing. The obligations of the Company to the Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of the following conditions, any of which may be waived by the Company:

      5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

      5.2 Payment of Purchase Price. The Investor shall have delivered to the Company a duly executed instrument assigning the HMI Receivables to the Company.

      5.3 Performance. The Investor shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

      5.4 Qualifications; Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Shareholder Approval shall be duly obtained and effective as of the Closing. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

      5.5 Banks Waiver and Consent. The Company shall have received, in form and substance satisfactory to the Company, (i) the waiver of the Banks of any right they may have to the proceeds of the transactions contemplated hereby to prepay outstanding indebtedness of the Company under the Credit Agreement, (ii) the consent of the Banks to the issuance and sale of the Shares and waiver of any events of default caused in connection therewith, and (iii) such other consents and waivers of the Banks as may be required in connection with the transactions hereunder.

      5.6 Hart-Scott-Rodino. Any applicable waiting periods in respect of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired at or prior to the Closing.

      5.7 Consents and Coordination. All consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

      5.8 Paribas Consent. The Company shall have received, in form and substance satisfactory to the Company, the consent of Paribas Principal, Inc. to this Agreement and the Registration Rights Agreement.

   6. Covenants of the Company. The Company covenants and agrees with the Investor as follows:

      6.1 Advice of Changes. The Company will promptly advise the Investor in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect and (ii) any material adverse change in the business of the Company and its subsidiaries taken as a whole.

      6.2 Information. The Company will deliver to the Investor the information specified in Section 6.9 of the Unit Purchase Agreement (as in effect on the date hereof), unless the Investor at any time specifically requests that such information not be delivered to it.

      6.3 Observer and Director Rights. The Company will afford to the Investor the observer, director and other rights specified in Sections 6.11 and 8.1(a) of the Unit Purchase Agreement (as in effect on the date hereof).

      6.4 Listing Application. The Company shall prepare and file with the NASD an Additional Listing Application, in the form and within the time period prescribed by the NASD, with respect to the listing of the Shares.

      6.5 Publicity. Except as may be required by law, the Company shall not use the name of, or make reference to, the Investor or any of its affiliates in any press release or in any public manner without the Investor's prior written consent.

      6.6 Certain Covenants Relating to Shareholder Approval Requirement. (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval to the shareholders of the Company and the Company shall take all lawful actions to solicit such approval. The Company represents and warrants to, and agrees with, the Investor that the Investor may vote at the Shareholder Meeting in any manner as it, in its sole discretion, may choose, pursuant to Section 7.2(d) of the Unit Purchase Agreement.

      (b) As soon as practicable, the Company shall file a proxy statement in preliminary and definitive form with the Securities and Exchange Commission in connection with the Shareholder Meeting. The Investor agrees to assist and cooperate with the Company in the preparation of the proxy statement. The definitive proxy statement ("Proxy Statement") for the Shareholder Meeting shall be mailed to shareholders as soon as practicable. The Company represents and warrants to the Investor that the Proxy Statement will comply in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations thereunder, and that the Proxy Statement will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

   7. Indemnification. The Company agrees to indemnify the Investor and its general and limited partners, and each officer, director, employee, partner, member, agent and affiliate of the Investor and its general and limited partners (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified Parties (selected by the Investor) (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of the Investor's purchase of the Shares, or this Agreement, the Registration Rights Agreement, or the transactions contemplated hereby and thereby, or (B) any material inaccuracy or alleged inaccuracy in any representation or warranty of the Company made or incorporated by reference in this Agreement or any material breach or alleged breach by the Company of any covenant or agreement made or incorporated by reference in this Agreement or the Registration Rights Agreement.

   8. Termination.

      8.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

      (a) by the mutual consent of the Investor and the Company;

      (b) by the giving of notice by the Investor or the Company at any time after August 31, 1997 (or such later date as shall have been agreed to in writing by the parties hereto), if at the time notice of such termination is given the Closing shall not have been consummated; or

      (c) by the Investor, if there has been a material misrepresentation or material breach on the part of the Company in any of the representations, warranties, covenants or agreements of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or by the Company if there has been a material misrepresentation or material breach on the part of the Investor in any of the representations, warranties, covenants or agreements of the Investor set forth herein, or if there has been any material failure on the part of the Investor to comply with its obligations hereunder.

      8.2 Liability Upon Termination.

      (a) In the event of termination of this Agreement pursuant to Sections 8.1(a) or 8.1(b), no party hereto shall have any liability or further obligation to any other party hereto except as provided in Sections 7, 9.7 and 9.8.

      (b) In the event of termination pursuant to Section 8.1(c), (i) if the Investor is the non-breaching party, the Investor shall be entitled to reimbursement of expenses as set forth in Section 9.8 and (ii) the non-breaching party shall have the right to pursue all rights and remedies available to it hereunder or otherwise provided at law or equity, including without limitation, the right to seek specific performance and money damages.

   9. Miscellaneous.

      9.1 Survival of Warranties. The warranties, representations, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. Neither any investigation by or on behalf of the Investor nor the receipt by the Investor of any data or information from the Company, shall in any way affect the right of the Investor to rely on the representations, warranties, covenants and agreements of the Company or the right of the Investor to terminate this Agreement as provided in Section 8.

      9.2 Successors and Assigns. The Investor and each assignee of the Investor may, without the consent of the Company, assign its rights under this Agreement, in whole or in part, in connection with any sale or transfer to an affiliate or a partner, and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

      9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Company, at the following address:

         75 Terminal Avenue
         Clark, New Jersey 07066
         Attn: Robert W. Fine

         with a copy to:

         Baer Marks & Upham LLP
         805 Third Avenue
         New York, New York 10022
         Attn: Leslie J. Levinson

   (ii) if to the Investor, at the following address:

         50 Charles Lindbergh Blvd.
         Suite 500
         Uniondale, New York 11553-3600
         Attn: Scott A. Shay

         with a copy to:

         Proskauer Rose Goetz & Mendelsohn LLP
         1585 Broadway
         New York, New York 10036
         Attn: Bruce Lieb

   or at such other address as any of the parties may designate by 10 days' advance written notice to the other parties.

      9.7 No Finder's Fee. Each party represents that it is not, and will not be, obligated for any finder's fee or commission in connection with this transaction.

      The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible.

      The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their respective officers, employees or representatives is responsible.

      9.8 Expenses. The Company agrees to pay all out-of-pocket fees and reasonable expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby (whether or not the transactions contemplated hereby are consummated) including, without limitation, (i) the reasonable fees and expenses of counsel for the Investor incurred in connection with this Agreement and the transactions contemplated hereby (including the reasonable fees and expenses of Proskauer Rose Goetz & Mendelsohn LLP, and including, without limitation, any legal fees and expenses relating to any future waiver, consent or amendment, whether or not any such future action is given or consummated) and (ii) all filing fees relating to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended.

      9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Investor and the Company.

      9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      9.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

      9.12 Equitable Adjustments. Prior to the consummation of the Closing, all number of Shares referred to herein shall be equitably adjusted to account for stock splits, stock dividends, mergers and similar corporate events.

   IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

   "COMPANY"

   TRANSWORLD HOME HEALTHCARE, INC.

   By: /s/
       ---------------------------
       Name: Robert W. Fine
       Title:  President

   "THE INVESTOR"

   HYPERION PARTNERS II L.P.

   By: HYPERION VENTURES II L.P.,
       its General Partner

       By: HYPERION FUNDING II CORP.,
           its General Partner

           By: /s/
               ---------------------------
               Name:
               Title:

                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                                          As of August 14, 1997

Hyperion Partners II L.P.
50 Charles Lindbergh Boulevard
Suite 500
Uniondale, New York 11553-3600

Gentlemen:

   Reference is made to the Stock Purchase Agreement (the "Agreement") dated as of March 26, 1997, by and between Transworld HealthCare, Inc. (the "Company") and Hyperion Partners II L.P. (the "Investor"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

   The parties have agreed that in view of the events that have taken place since the Agreement was executed, it is appropriate and in the best interests of the Company to amend the Agreement.

   Accordingly, the parties hereto agree as follow:

   1. The first sentence of Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

   "Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investor agrees to purchase and the Company agrees to sell and issue to the Investor the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") determined by dividing the "Agreed Value" by the "Agreed Price" (as such terms are defined on Exhibit A hereto)."

   2. The word "and" at the end of paragraph (a) of Section 1.1 is hereby deleted.

   3. The clause "(the "Bindley Receivable" and, together with the FoxMeyer Receivable, the "HMI Receivables")." appearing at the end of paragraph (b) of
Section 1.1 is hereby deleted and replaced with the clause "(the "Bindley Receivable"); and".

   4. A new paragraph (c) is hereby added to Section 1.1 to read in its entirety as follows:

   "(c) $3,000,000 of face amount of subordinated note dated March 31, 1995, originally owed by HMI Illinois, Inc. to Caremark, Inc. ("Caremark") and the related Subordinated Continuing Guaranty of HMI dated as of March 31, 1995 with respect thereto, and $132,936 of face amount of accounts receivable originally owed by HMI to Caremark, all of which were assigned to the Investor by Caremark pursuant to a Purchase and Sale Agreement dated December 23, 1996, a copy of which has been provided to the Company, together with any rights of the Investor under such Agreement that are assignable (the "Caremark Receivable" and, together with the FoxMeyer Receivable and the Bindley Receivable, the "HMI Receivables")."

   5. The following sentence is hereby added as the last sentence of Section
1.2:

   "If at any time or from time to time subsequent to the Closing the Company realizes a further "Net Recovery" (as defined on Exhibit A hereto), then the number of Shares shall be recalculated and the Company shall promptly deliver to the Investor one or more additional certificates representing the number of additional shares of Common Stock resulting from such recalculation."

   6. The date "August 31, 1997" in clause (b) of Section 8.1 is hereby deleted and replaced with "March 31, 1998."

   7. A new Exhibit A is hereby added to the Agreement, in the form attached hereto.

                                     * * *

   Except to the extent amended hereby, the Agreement is and shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   If this letter correctly sets forth our understanding with respect to the foregoing matters, kindly execute and return the enclosed copy of this letter to evidence our binding agreement.

                                          Very truly yours,

                                          TRANSWORLD HEALTHCARE, INC.

                                          By: /s/
                                              -------------------------------
                                              Name:
                                              Title:

AGREED TO:
HYPERION PARTNERS II L.P.

By: Hyperion Ventures II L.P.,
    its General Partner

By: Hyperion Funding II Corp.,
    its General Partner

By: /s/
    -------------------------------
    Name:
    Title:

                                                                      EXHIBIT A

                              CERTAIN DEFINITIONS

   "Agreed Value" shall mean the sum of the following amounts: (i) $4 million, plus (ii) 10% of the first $20 million of Net Recovery, plus (iii) 30% of the next $10 million of Net Recovery, plus (iv) 50% of any amount of Net Recovery in excess of $30 million.

   "Net Recovery" shall mean the amount realized or recovered by the Company on or after September 1, 1997 on or in respect of (i) any indebtedness owed by HMI and/or its subsidiaries to the Company; (ii) any investment made by the Company in HMI and/or its subsidiaries; and (iii) the HMI Receivables (including, without limitation, by reason of any claims against third parties relating to the purchase of any of the foregoing), net of (x) the merger consideration paid by the Company to acquire HMI and (y) all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such realization or recovery. Net Recovery shall not include any tax benefit to the Company from the net loss on its equity and debt investments in HMI.

   "Agreed Price" shall mean the lesser of $7 5/8 and the closing price of the Common Stock of the Company on the last trading day prior to the Closing.

                                                             PRELIMINARY COPIES

                                     PROXY
                          TRANSWORLD HEALTHCARE, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Timothy M. Aitken (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxy to vote all of the undersigned's shares of common stock of TRANSWORLD HEALTHCARE, INC., a New York corporation (the "Company"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at 805 Third
Avenue, New York, New York 10022, 20th Floor, on       , 1998 at 11:00 a.m.,
local time, and at any and all adjournments thereof as follows:

I. Proposal to approve and adopt a Stock Purchase Agreement, dated as of March 26, 1997, as amended, by and between the Company and Hyperion Partners II L.P., a Delaware limited partnership, as described more fully in the Proxy Statement accompanying this Proxy.

                     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

II. Proposal to consider and vote upon the approval of an amendment to Article Fourth of the Company's Restated Certificate of
        Incorporation, as amended, to increase the number of authorized shares of capital stock from 32,000,000 to 42,000,000.

                     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

III. Proposal to consider and vote upon the approval of an amendment to Article First of the Company's Restated Certificate of Incorporation, as amended, changing the name of the Company to "Transworld Healthcare, Inc."

                     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

IV. Proposal to consider and vote upon the approval of an amendment to Article Second of the Company's Restated Certificate of
        Incorporation, as amended, to correct a typographical error in Article Second thereof, as described more fully in the Proxy Statement accompanying this Proxy.

                     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

V. In their discretion, such other business as may properly come before the Special Meeting and any and all adjournments thereof.

   THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY
INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE PROPOSAL IN ITEMS I, II, III AND IV.

   The undersigned hereby acknowledges receipt of the Notice of Special
Meeting of Shareholders to be held on      , 1998, and the Proxy Statement of
the Company, each dated     , 1998, each of which has been enclosed herewith.

   The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

                                       Dated
                                            ----------------------------------


                                       ---------------------------------------
                                                      Signature

                                       ---------------------------------------
                                              Signature, if held jointly

                                       ---------------------------------------
                                                 Title (if applicable)

                                       Please date, sign exactly as your name
                                       appears on this Proxy and promptly
                                       return in the enclosed envelope. In the
                                       case of joint ownership, each joint
                                       owner must sign. When signing as
                                       guardian, executor, administrator,
                                       attorney, trustee, custodian, or in any
                                       other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.